Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

UNDER SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with the quarterly report on Form 10-Q of MIT Holding, Inc. (the “Company”) for the quarter ended June 30, 2015 as filed with the Securities and Exchange Commission as of the date hereof (the “Report”), I, Walter H.C. Drakeford, the chief executive officer of the company, hereby certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

August 24, 2015

	By:	/s/ Walter H. C. Drakeford,
Walter H. C. Drakeford, Chief Executive Officer